Exhibit 4.4

Certificate Number

SC-003

INCORPORATED UNDER THE LAWS

OF THE STATE OF DELAWARE

SemGroup®

Warrants

CUSIP 81663A 113

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

WARRANT TO PURCHASE COMMON STOCK

VOID AFTER 5:00 P.M. NEW YORK CITY TIME NOVEMBER 30, 2014

This Warrant Certificate (‘Warrant Certificate”) certifies that

Or its successors and registered assigns is the registered holder of a Warrant (the “Warrant”) of SemGroup Corporation, a Delaware corporation (the “Company”), to purchase the number of shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company set forth above. This warrant expires after 5:00 p.m., New York City Time, on November 30, 2014 (such date, the “Expiration Date”), and entitles the holder to purchase from the Company the number of fully paid and non-assessable Shares set forth above at the exercise price (the “Exercise Price”) multiplied by the number of Shares set forth above, payable to the Company either by certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer in immediately available funds of the aggregate Exercise Price to an account of Mellon Investor Services LLC, as Warrant Agent (the “Warrant Agent”), specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m. New York City time, on the business day immediately prior to the settlement date, which settlement date is three business days after a Warrant Exercise Notice (as defined on the reverse hereof) is delivered (the “Settlement Date”) The initial Exercise Pride shall be $25.00.

In lieu of paying the Exercise Price as set forth in the preceding paragraph, subject to the provisions of the Warrant Agreement (as defined on the reverse hereof), each Warrant shall entitle the holder thereof, at the election of such holder, to exercise the Warrant by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the aggregate Exercise Price, and such withheld Shares shall no longer be issuable under the Warrant.

The Exercise Price and the number of Shares purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

To the extent that any provision hereof conflicts with any provision of the Warrant Agreement, the provision in the Warrant Agreement shall control.

No Warrant may be exercised prior to the date of the Warrant Agreement or after the Expiration Date. After the Expiration Date, the Warrants will become wholly void and of no value.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

Dated:

SECRETARY

SEMGROUP CORPORATION

CORPORATE

SEAL 2005

DELAWARE

PRESIDENT AND CHIEF EXECUTIVE OFFICER

PRECISE CORPORATE PRINTING, N.Y.

COUNTERSIGNED AND REGISTERED

MELLON INVESTOR SERVICES LLC,

TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED OFFICER

The Warrant evidenced by this Warrant Certificate is a part of a duly authorized issue of Warrants to purchase shares of Common Stock issued pursuant to that certain Warrant Agreement, dated as of the Effective Date of the Plan (the “Warrant Agreement”), duly executed and delivered by the Company and the Warrant Agent. The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be inspected at the Warrant Agent office and is available upon written request addressed to the Company. All capitalized terms used in this Warrant Certificate but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Warrants may be exercised to purchase Shares from the Company from the date of the Warrant Agreement through 5:00 p.m., New York City time, on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment as described in the Warrant Agreement. Subject to the terms and conditions set forth herein and in the Warrant Agreement, the holder of the Warrant evidenced by this Warrant Certificate may exercise such Warrant by:

(i) providing written notice of such election (“Warrant Exercise Notice”) to exercise the Warrant to the Company and the Warrant Agent at the addresses set forth in the Warrant Agreement, by hand or by facsimile, no later than 5:00 p.m., New York City time, on the Expiration Date, which Warrant Exercise Notice shall substantially be in the form of an election to purchase shares of Common Stock set forth herein, properly completed and executed by the holder;

(ii) delivering no later than 5,00 p.m., New York City time, on the business day immediately prior to the Settlement Date, the Warrant Certificates evidencing such Warrants to the Warrant Agent; and

(iii) paying the applicable Exercise Price, together with any applicable taxes and governmental charges.

In lieu of paying the Exercise Price as set forth in the preceding paragraph, subject to the provisions of the Warrant Agreement, each Warrant shall entitle the holder thereof, at the election of such Holder, to exercise the Warrant by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the aggregate Exercise Price, and such withheld shares shall no longer be issuable under the Warrant.

In the event that upon any exercise of the Warrant evidenced hereby the number of shares of Common Stock actually purchased shall be less than the total number of shares of Common Stock purchasable upon exercise of the Warrant evidenced hereby, there shall be issued to the holder hereof, or such holder’s assignee, a new Warrant Certificate evidencing a Warrant to purchase the shares of Common Stock not so purchased. The smallest number of shares of Common Stock that may be purchased upon exercise of the Warrant evidenced hereby is one (1) share of Common Stock. No adjustment shall be made for any cash dividends on any shares of Common Stock issuable upon exercise of this Warrant. After the Expiration Date, unexercised Warrants shall become wholly void and of no value.

The Company shall not be required to issue fractional shares of Common Stock or any certificates that evidence fractional Shares.

Warrant Certificates, when surrendered by book-entry delivery through the facilities of the Depository, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing a Warrant to purchase in the aggregate a like number of shares of Common Stock.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

ELECTION TO EXERCISE SUBSCRIPTION WARRANT FOR WARRANT HOLDERS HOLDING SUBSCRIPTION WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY TO BE COMPLETED BY DIRECT PARTICIPANT IN THE DEPOSITORY TRUST COMPANY

Warrants to Purchase          Shares of Common Stock

(TO BE EXECUTED UPON EXERCISE OF THE WARRANT)

The undersigned hereby irrevocably elects to exercise the right, represented by                      Warrants held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depository”), to purchase newly issued shares of Common Stock of SemGroup Corporation (the “Company”) at the Exercise Price of $          per share.

The undersigned represents, warrants and promises that it has the full power and authority to exercise and deliver the Warrants exercised hereby. The undersigned represents, warrants and promises that it has delivered or will deliver in payment for such shares $          by certified or official bank or bank cashier’s check payable to the order of the Company, or by wire transfer in immediately available funds of the aggregate Exercise Price to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose or through a cashless exercise (as described below), no later than 5:00 p.m., New York City time, on the business day immediately prior to the Settlement Date.

☐ Please check if the undersigned, in lieu of paying the Exercise Price as set forth in the preceding paragraph, elects to exercise the Warrant by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon exercise of the Warrant which when multiplied by the Market Price of the Common Stock is equal to the aggregate Exercise Price, and such withheld shares of Common Stock shall no longer be issuable under the Warrant.

☐ Please check if the undersigned, elects to receive shares of Class B Common Stock, which will not be eligible for trading on a national securities exchange or a national market system, in lieu of Class A Common Stock, which may be eligible for trading on a national securities exchange or a national market system. If you do not check this box, you will receive Class A Common Stock.

The undersigned requests that the shares of Common Stock purchased hereby be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below, provided that if the shares of Common Stock are evidenced by global securities, the shares of Common Stock shall be registered in the name of the Depository or its nominee.

Dated:

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITORY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

NAME OF DIRECT PARTICIPANT IN THE DEPOSITORY:

FAX (INCLUDING INTERNATIONAL CODE):

(PLEASE PRINT)
ADDRESS:	SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

CONTACT NAME:	ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

ADDRESS:	DEPOSITORY ACCOUNT NO.

TELEPHONE (INCLUDING INTERNATIONAL CODE):

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”. WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DTC PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:	ADDRESS:
(PLEASE PRINT)
CONTACT NAME:
CONTACT NAME:
TELEPHONE (INCLUDING INTERNATIONAL CODE):
TELEPHONE (INCLUDING INTERNATIONAL CODE):
FAX (INCLUDING INTERNATIONAL CODE):
FAX (INCLUDING INTERNATIONAL CODE):
SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):
SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

NUMBER OF WARRANTS BEING EXERCISED

ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO BE CREDITED:
(ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)
DEPOSITORY ACCOUNT NO.:
Signature:
FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

Name:
NAME:
(PLEASE PRINT)	Capacity in which Signing:

Signature Guaranteed BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

FORM OF ASSIGNMENT

(TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER

DESIRES TO SELL OR TRANSFER A WARRANT)

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

Name of Assignee

Address of Assignee

                     Subscription Warrants to purchase shares of Common Stock held by the undersigned, together with all right, title and interest therein, and does irrevocably constitute and appoint attorney, to transfer such Subscription Warrants on the books of the Warrant Agent, with full power of substitution.

Dated	Signature

SIGNATURE GUARANTEED BY:
Social Security or Other Taxpayer Exchange. Inc. Medallion Signature Program. Identification Number of Assignee	Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock